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                                                                 Exhibit 10.1(c)

                          AMENDMENT TO LOAN AGREEMENT

     THIS AMENDMENT TO LOAN AGREEMENT ("Amendment"), made this 30th day of July, 1998, by and between BLUE RHINO CORPORATION, a Delaware corporation ("Borrower") and NATIONSBANK, N.A., a national banking association ("Bank").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Borrower and Bank are parties to that certain Loan Agreement dated as of December 18, 1997 (the "Loan Agreement"), pursuant to which Bank extended certain loans to the Borrower, including a Revolving Line of Credit in the original principal amount of $3,000,000, a Working Capital Line of Credit in the amount of $1,000,000, and a Capital Expenditures Line of Credit in the amount of $1,000,000 (collectively, the "Loans"); and

     WHEREAS, payment of the Loans was guaranteed by Billy D. Prim and American Oil and Gas Company, pursuant to limited guaranties executed and delivered by such guarantors (the "Guaranties"); and

     WHEREAS, the Loan Agreement contained certain financial covenants requiring the Borrower, among other things, to meet certain ratios concerning its net worth and its earnings before interest expense, taxes, depreciation and amortization; and

     WHEREAS, the Loan Agreement also required certain notes payable by the Borrower to be subordinated to the prior payment of the Loans; and

     WHEREAS, the Borrower has now requested the Bank to modify the Loan Agreement to delete the Guaranties and the subordination requirements, to modify certain financial covenants, and to waive a covenant violation; and

     WHEREAS, the Bank has agreed to such deletions, modifications and waivers, subject to the terms and conditions set forth herein; and

     WHEREAS, the parties hereto wish to set forth their agreement with respect to the foregoing matters;

     NOW, THEREFORE, in consideration of the premises, the amendments to the Loan Agreement, the mutual promises set forth hereinbelow and other valuable consideration, the parties hereto agree as follows:

     1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

     (a) The work "Subordinations" in the heading of Section 3 is deleted. Also, subsection (ii) of Section 3 is deleted in its entirety.


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     (b)  Section 4 is deleted in its entirety. Bank further agrees to return the original Guaranties to the Guarantors.

     (c)  The Affirmative Covenants in section 7 are modified as follows:

          (i)  Subsection A (i) is rewritten as follows:

               (i) Achieve a Tangible Net Worth, plus subordinated debt, of not less than $10,000,000 as of October 31, 1998.

          (ii) Subsection A (ii) (b) and (c) are rewritten as follows:

               (c)  $1,350,000 for the three months ending July 31, 1998; and

               (d)  $580,000 for the three months ending October 31, 1998.

     2. Waiver. Bank further agrees to waive the Borrower's non-compliance with the EBITDA covenant contained in Section 7 (A) (ii) (b), as of April 30, 1998.

     3. Conditions Precedent to Amendment. The Bank's agreement to amend the Loan Agreement and grant the waiver set forth herein is subject to the fulfillment, to the Bank's satisfaction, of all of the following conditions:

     (a) Borrower has executed and delivered all documentation for the Amendment requested by the Bank, which shall be in form and content reasonably acceptable to the Bank.

     (b) Borrower shall have provided to the Bank, in form satisfactory to the Bank, all financial and other information concerning its business and affairs, as requested by the Bank.

     (c) The Borrower shall have certified that the execution of the Amendment shall not cause any default under any other contract or agreement to which the Borrower is subject.

     (d) No Material Adverse Change in the financial condition of the Borrower from that set forth in its most recent audited annual financial statement and internally-prepared quarterly financial statements shall have occurred.

     (e) Borrower shall have paid or provided for payment or reimbursement of the Bank's expenses incurred in connection with this Amendment, including, without limitation, the Bank's reasonable attorneys' fees.

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     4.  Representations and Warranties.  The Borrower represents and warrants to the Bank as follows:

          (a) Power and Authority; Enforceability. The Borrower has the power and authority to execute and deliver this Amendment and to perform the terms and conditions of the Loan Agreement, as amended and modified by this Amendment. The execution and delivery of this Amendment by the Borrower and the performance of the Loan Agreement and the other Loan Documents, as amended and modified by this Amendment, do not and will not violate any law, rule or regulation, or constitute a breach of the articles of incorporation, bylaws or corporate resolutions of the Borrower or any agreement to which the Borrower is a party or by which its assets are bound. The Loan Agreement and the other Loan Documents, as amended and modified by this Amendment, constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

          (b) No Default. Upon the execution and delivery of this Amendment by the Borrower, the Borrower will not be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in the Loan Agreement or the other Loan Documents, as amended and modified by this Amendment, or any other agreement or instrument to which Borrower is a party.

          (c) Representations. The representations and the information furnished by the Borrower to the Bank with regard to this Amendment are and shall continue to be true and not misleading in all material respects. In addition, the representations and warranties of the Borrower to the Bank contained herein, in the Loan Agreement, in the other Loan Documents and in any other document or instrument executed or delivered by the Borrower in connection therewith, are and shall continue to be true and not misleading in all material respects, except as otherwise disclosed in writing to the Bank and approved by the Bank prior to the date hereof.

          (d) Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower or any of its subsidiaries (or their suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with that timetable.

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     Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on its business, financial condition, or ability to repay the Loans.

     5. Covenants. The Borrower covenants and agrees that, unless the Bank shall otherwise consent in writing, the Borrower shall:

          (a) Compliance with Covenants. Continue to comply with all of the terms, covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended and modified by this Agreement.

          (b) Further Assurances. Execute and deliver such further instruments, and take such further action as the Bank may reasonably request, in each case to further effect the purposes of the Loan Agreement and the other Loan Documents, as modified by this Agreement.

          (c) Year 2000 Compliance. Borrower shall promptly notify the Bank in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' businesses and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect on its business, financial conditions or ability to repay the Loans.

     6. Ratification. Except as expressly amended hereby, the Loan Agreement shall be and remain in full force and effect in accordance with its terms. Borrower stipulates and agrees that there exists no defense, claim of setoff, or claim in avoidance of any of its liabilites or obligations under or pursuant to the Loan Agreement, as so amended.

     7.   Miscellaneous.

     (a) All references to the "Agreement" in the Loan Agreement shall hereafter mean and refer to the Loan Agreement, as amended hereby.

     (b) All references to the "Loan Agreement" in the order Loan Documents shall hereafter mean and refer to the Loan Agreement, as amended hereby.


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     (c)  All capitalized terms appearing herein that are not otherwise defined shall have the meanings attributed to such terms in the Loan Agreement.

     (d) In the event of any conflict between the terms of this Amendment and the Loan Documents, the terms of this Amendment shall control and govern.

     8. Counterparts. This Amendment may be executed in separate counterparts, and said counterparts taken together shall be deemed to constitute one and the same instrument. An executed copy of this Amendment delivered by telecopier shall be intended to have the same effect as an originally executed copy of this Amendment.

     9. Miscellaneous. This Amendment constitutes the complete agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous statements, communications, agreements or understanding are hereby superceded, and the same are merged and integrated herein. This Amendment shall be governed by and interpreted in accordance with the internal laws and judicial decisions of the State of North Carolina and federal law, to the extent such federal law might be applicable.

     10. No Waiver. Any failure by the Bank prior to the date of this Amendment to exercise its rights or enforce its remedies under the Loan Agreement shall not be construed as a waiver thereof, or to create a custom or course of dealing that is contrary to or in derogation of the specific provisions of the Loan Agreement, as amended by this Amendment.


                    [Signatures appear on following page.]





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     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their duly authorized officers, all as of the date first above written.


                                            BORROWER:

                                            BLUE RHINO CORPORATION
ATTEST:
                                            By: /s/ Billy D. Prim
                                               -------------------------
                                            Title:
                                                  ----------------------
Mark Castaneda
--------------------------
       SECRETARY
    [Corporate Seal]



                                            BANK:

                                            NATIONSBANK, N.A.

                                            By: /s/
                                               -------------------------
                                            Title:  SVP
                                                  ----------------------

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